Sheet1

CBA Money Fund
File Number: 811-3703
CIK Number: 717288
For the Period Ending: 08/31/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six-month period ended August 31, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/27/2001	$5,000	Federal National Mtg Assoc.	4.05%	04/11/2002
08/30/2001	5,000	Federal Home Loan Bank	5.00	03/06/2003

Last Updated on 10/26/2001
By Win95 User